EXHIBIT 99.2

                   [COMMONWEALTH BANCORP, INC. LETTERHEAD]

For release:    IMMEDIATELY

Contact:        Charles M. Johnston, Chief Financial Officer
                (610) 313-2189
                or
                Tom Yaegel, Tom Yaegel Associates
                (215) 322-5330

                COMMONWEALTH BANCORP, INC. DELCLARES CASH DIVIDEND


Norristown, PA, June 17, 1997 - Commonwealth Bancorp, Inc. (NASDAQ:CMSB) announced today that its Board of Directors has declared a cash dividend of $0.07 per share of common stock. The dividend is payable on July 11, 1997, to shareholders of record at the close of business on June 27, 1997.

Commonwealth Bancorp, Inc., with consolidated assets in excess of $2.2 billion, is the holding company for Commonwealth Bank, which has branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Connecticut, Maryland, New Jersey, and Rhode Island.

                            #    #    #